EXHIBIT 99.1

[FOR IMMEDIATE RELEASE]

NYFIX REPORTS SECOND QUARTER AND FIRST HALF 2008 RESULTS

Gross Profit and Bottom Line Improve over 2007

New York, NY, August 11, 2008: NYFIX, Inc. (Nasdaq: NYFX) (“NYFIX” or the “Company”), a trusted provider of innovative solutions that optimize trading efficiency, today reported results for second quarter and first half 2008. The Company’s increased focus on net results has improved gross profits and narrowed losses for second quarter and first half 2008 compared to the corresponding periods in 2007. Revenues were $28.6 million for second quarter 2008, a 7% decrease compared to revenues of $30.8 million for second quarter 2007, primarily reflecting the impact of a $3.2 million reduction in revenues across all businesses from the Company’s decision to discontinue the Fusion OMS product.

Business developments during the second quarter included:

•	the strategic acquisition in April of FIXCITY, Ltd., a U.K. based specialist in web-based electronic trading and liquidity discovery solutions;
•	the formation of strategic partnerships to extend the reach of the NYFIX Marketplace into Japan and Canada and to provide clients with efficient access to trading algorithms;
•	the release in June of Appia v5, the new high performance version of the Appia FIX engine which incorporates innovative dynamic load balancing capabilities and performance fine tuning; and
•	a reduction in June of the Company’s global workforce by approximately 10%, which is expected to save more than $5 million on an annualized basis.

“As we continue to make significant investments towards our long term growth initiatives such as Euro Millennium and FIXCITY, we are also continuing to focus on improving the cost structure of our core businesses,” said Howard Edelstein, CEO of NYFIX. “The investments we made in our infrastructure during 2007 and our increased emphasis on our more profitable businesses are providing us with greater operating leverage as we move forward.”

Three Month Results

Financial highlights for second quarter 2008 include:

•	A 9% increase in gross profit to $15.1 million compared to $13.8 million for second quarter 2007.
•	A 7% decrease in total revenues to $28.6 million compared to $30.8 million for second quarter 2007.
•
A 17% increase in FIX Division net revenues to $16.6 million compared to $14.2 million for second quarter 2007. The 2008 amount includes revenues of $0.7 million from FIXCITY and reflects a reduction in revenues from Fusion OMS clients of $0.4 million.

•
A 22% decrease in Transaction Services Division net revenues to $10.8 million compared to $13.9 million for second quarter 2007. The 2008 amount reflects reduced revenues from Fusion OMS clients of $2.1 million and reduced revenues from DOT DMA, which historically has not contributed to margins, of $1.8 million.

•	A 56% decrease in OMS Division net revenues to $1.2 million compared to $2.6 million for second quarter 2007. The 2008 amount reflects a reduction in revenues from Fusion OMS clients of $0.7 million.
•
A net loss of $(6.8) million, or $(0.18) per share, compared to a net loss for second quarter 2007 of $(7.4) million, or $(0.20) per share. These loss amounts exclude the impact of accumulated preferred dividends of $(0.8) million, or $(0.02) per share, and $(1.7) million, or $(0.05) per share, for second quarter 2008 and second quarter 2007, respectively. Other significant items that affected the net loss amounts disclosed above include the following:

	Three Months Ended June 30,
	2008		2007
(in millions, except per share amounts)	Amount	per share	Amount	per share
Euro Millennium costs	$(2.5)	$(0.07)	$(0.6)	$(0.02)
Stock-based compensation	(2.0)	(0.05)	(0.1)	(0.00)
Workforce reduction termination costs	(0.9)	(0.02)	-	-
FIXCITY integration costs	(0.6)	(0.02)	-	-
Loss on Fusion OMS wind-down	(0.5)	(0.01)	-	-
Restructuring charge	(0.4)	(0.01)	-	-
Transitional employment costs	(0.2)	(0.00)	(0.9)	(0.02)
SEC investigation, restatement and other related expenses	(0.1)	(0.00)	(1.4)	(0.04)
Transitional rebuilding and remediation costs	(0.1)	(0.00)	(1.7)	(0.05)
NYSE linkage fees not passed to clients	-	-	(1.6)	(0.05)

Since second quarter 2007, NYFIX has incurred costs for Euro Millennium, a neutral dark pool of liquidity in pan-European listed cash equities. Euro Millennium was launched in March 2008 for matching U.K. listed equities and the platform has recently been expanded to match cash equities in other European markets, including Belgium, France, Germany and the Netherlands. To date there have been no material revenues from Euro Millennium as efforts continue to connect new clients and to enhance the electronic trading capabilities of existing clients to take advantage of the platform.

The Company’s equity incentive program, which was implemented in 2007, was designed to award large upfront grants rather than make smaller annual grants to maximize the incentive and retention impacts of the grants and to better align the interests of employees with stockholders. As a result, stock-based compensation will remain at high levels until the 2007 grants fully vest.

In June 2008, the Company reduced its employee and consultant headcount by approximately 10%. In connection with this initiative, the Company incurred employee termination costs.

Since the acquisition of FIXCITY in April 2008, the Company has incurred related integration costs. The integration costs incurred during second quarter 2008 included a $0.5 million write-off of capitalized software, which was replaced by acquired technology, and $0.1 million of third-party consulting costs related to integrating FIXCITY’s technology platform.

The Company incurred a restructuring charge during second quarter 2008 for employment-related costs associated with the discontinuation of the Fusion OMS product. In addition, the Company incurred an additional operating loss during second quarter 2008 related to supporting the Fusion OMS product during the wind-down phase.

Six Month Results

Financial highlights for first half 2008 include:

•	A 19% increase in gross profit to $32.3 million compared to $27.2 million for first half 2007.
•	A 3% increase in total revenues to $60.0 million compared to $58.5 million for first half 2007.
•
A 17% increase in FIX Division net revenues to $32.8 million compared to $28.1 million for first half 2007. The 2008 amount include revenues of $0.7 million from FIXCITY and reflects a reduction in revenues from Fusion OMS clients of $0.7 million.

•
Transaction Services Division net revenues of $24.2 million compared to $24.1 million for first half 2007. The 2008 amount reflects reduced revenues from Fusion OMS clients of $1.2 million and reduced revenues from DOT DMA, which historically has not contributed to margins, of $2.2 million.

•	A 52% decrease in OMS Division net revenues to $3.0 million compared to $6.3 million for first half 2007. The 2008 amount reflects a reduction in revenues from Fusion OMS clients of $1.1 million.
•
A net loss of $(10.2) million, or $(0.27) per share, compared to a net loss for first half 2007 of $(13.7) million, or $(0.38) per share. These loss amounts exclude the impact of accumulated preferred dividends of $(2.0) million, or $(0.05) per share, and $(3.4) million, or $(0.10) per share, for first half 2008 and first half 2007, respectively. Other significant items that affected the net loss amounts disclosed above include the following:

	Six Months Ended June 30,
	2008		2007
(in millions, except per share amounts)	Amount	per share	Amount	per share
Stock-based compensation	$(4.8)	$(0.13)	$(0.2)	$(0.01)
Euro Millennium costs	(4.7)	(0.13)	(0.6)	(0.02)
Workforce reduction termination costs	(0.9)	(0.02)	-	-
Loss on Fusion OMS wind-down	(0.8)	(0.02)	-	-
FIXCITY integration costs	(0.6)	(0.02)	-	-
SEC investigation, restatement and other related expenses	(0.3)	(0.01)	(5.0)	(0.14)
Transitional employment costs	(0.2)	(0.01)	(1.9)	(0.05)
Transitional rebuilding and remediation costs	(0.2)	(0.01)	(3.5)	(0.10)
Restructuring charge (net of reversal)	(0.2)	(0.01)	-	-
NYSE linkage fees not passed to clients	-	-	(1.9)	(0.05)

The restructuring charge for first half 2008 reflects the net impact of employment related costs of $0.7 million associated with the discontinuation of the Fusion OMS product and the reversal of a restructuring reserve of $0.5 million related to the termination of a lease and corresponding sublease of office space previously occupied in Stamford, CT.

Outlook for the Remainder of 2008 and Subsequent Events

During the remainder of 2008, NYFIX will continue its focus on improving its net results and growing its core businesses.

Volumes in NYFIX Millennium continue to be strong with a near record of more than 1.2 billion shares matched in July 2008.

The Company expects its recent headcount reduction initiative to save more than $5 million on an annualized basis.

The Company expects losses related to Euro Millennium to continue throughout 2008, with a loss between $2.0 and $2.5 million expected in third quarter 2008.

Stock-based compensation expense is expected to be approximately $2.0 million per quarter for the remainder of 2008. This amount may vary, however, depending on additional grants or cancellations and whether performance awards actually vest.

The Company expects to incur an additional $0.4 million of third party consulting costs during the remainder of 2008 related to the integration of the FIXCITY technology platform.

The Company does not expect to incur any further restructuring or wind-down operating losses related to the discontinuation of the Fusion OMS product going forward. In addition, the transitional programs referred to in the tables above, related to remediation and employment, were complete as of June 30, 2008 and no future costs are expected for these items.

Investor Conference Call

As previously announced, NYFIX will host a conference call today, Monday, August 11, 2008, at 5:00 PM Eastern Daylight Time, which can be accessed live:

•	by phone at 1(888) 215-6918 in the United States or +1(913) 312-0862 internationally; or
•	via webcast on NYFIX’s website at www.nyfix.com, accessible through a link provided in the Investor Relations section.

A replay will be available two hours after the call, and can be accessed by dialing 1(888) 203-1112 in the United States or +1(719) 457-0820 internationally. The replay will be available until August 18, 2008.

The password for all calls is 2324873.

About NYFIX, Inc.

A pioneer in electronic trading solutions, NYFIX continues to transform trading through innovation. The NYFIX Marketplace™ is a global community of trading counterparties utilizing innovative services that optimize the business of trading. NYFIX Millennium® provides the NYFIX Marketplace™ with new methods of accessing liquidity. NYFIX also provides value-added informational and analytical services and powerful tools for measuring execution quality. A trusted business partner to the buy-side and sell-side alike, NYFIX enables ultra low touch, low impact market access and end-to-end transaction processing. For more information, please visit www.nyfix.com.

Caution Regarding Forward Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYFIX, Inc.'s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYFIX, Inc.’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYFIX, Inc.’s results or future events to differ materially from current expectations include, but are not limited to: the possibility that the Company may record a significant impairment charge relating to its goodwill because the Company is not profitable; the effects of current, pending and future legislation, regulation and regulatory actions; the ability of the Company to achieve and maintain effective internal control over financial reporting in accordance with SEC rules promulgated under Section 404 of the Sarbanes-Oxley Act; the impact of accounting for stock-based compensation and ongoing regulatory investigations, including the possibility of new and significant information subsequently arising which could lead to different determinations and require different accounting treatment; actions and initiatives by both current and future competitors; our ability to accommodate increased levels of trading activity and keep current with market data requirements; and other factors detailed in NYFIX, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. The inclusion of forward-looking statements herein should not be regarded as a representation by NYFIX, Inc. that the forward-looking statements will prove to be correct. In addition, the forward-looking statements included in this press release represent the Company’s views as of August 11, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to August 11, 2008.

CONTACT:
For Investors, Don Duffy of ICR,
1-203-682-8200; or
For Media, Jed Hamilton of Intermarket Communications,
1-212-754-5479, both for NYFIX, Inc.
Web site: http://www.nyfix.com
(NYFX)

NYFIX, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue:
Subscription and maintenance	$17,507	$16,471	$35,025	$33,745
Transaction	10,831	13,592	24,099	23,368
Product sales and services	284	695	905	1,375
Total revenue	28,622	30,758	60,029	58,488

Cost of revenue:
Subscription and maintenance	7,821	8,369	15,472	16,915
Transaction	5,642	8,359	12,054	13,760
Product sales and services	87	206	168	593
Total cost of revenue	13,550	16,934	27,694	31,268

Gross profit	15,072	13,824	32,335	27,220

Operating expense:
Selling, general and administrative	20,224	20,351	40,620	37,229
Integration costs	596	-	596	-
Depreciation and amortization	494	378	941	660
Restructuring charge	374	-	216	-
SEC investigation, restatement and other related expenses	131	1,392	268	4,985

Loss from operations	(6,747)	(8,297)	(10,306)	(15,654)

Interest expense	(155)	(126)	(366)	(262)
Investment income	230	1,097	776	2,324
Other income (expense), net	-	3	-	(12)
Loss from continuing operations before income tax provision	(6,672)	(7,323)	(9,896)	(13,604)
Income tax provision	127	47	255	94
Net loss	(6,799)	(7,370)	(10,151)	(13,698)
Accumulated preferred dividends	(827)	(1,709)	(1,969)	(3,426)
Loss applicable to common stockholders	$(7,626)	$(9,079)	$(12,120)	$(17,124)

Basic and diluted loss per common share	$(0.20)	$(0.25)	$(0.32)	$(0.48)

Basic and diluted weighted average common shares outstanding	37,472	35,901	37,392	35,833

NYFIX, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$52,178	$75,657
Accounts receivable	12,901	14,609
Clearing assets	538,410	483,867
Prepaid expenses and other current assets	5,045	7,900
Total current assets	608,534	582,033
Property and equipment	21,848	21,478
Capitalized software costs	7,017	5,789
Goodwill	58,407	57,401
Acquired intangible assets	9,569	3,708
Other assets	601	1,745
Total assets	$705,976	$672,154

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$31,423	$39,163
Clearing liabilities	533,029	483,600
Current portion of capital lease obligations	536	923
Current portion of other long-term liabilities	935	1,564
Deferred revenue	4,545	4,648
Total current liabilities	570,468	529,898
Long-term portion of capital lease obligations	311	550
Long-term debt	9,956	9,941
Other long-term liabilities	1,415	2,354
Total liabilities	582,150	542,743
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series A, none issued	-	-
Series B Voting Convertible, 1,500,000 shares issued and outstanding; liquidation preference of $75,000 at June 30, 2008	62,092	62,092
Series C Non-Voting Convertible, none issued	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 38,954,354 and 37,725,758 shares issued, respectively	268,251	261,307
Preferred stock dividend distributable, 525,000 common shares at December 31, 2007	-	2,441
Accumulated deficit	(193,748)	(183,232)
Treasury stock, 923,108 and 906,826 shares, respectively, at cost	(12,600)	(13,194)
Accumulated other comprehensive loss	(169)	(3)
Total stockholders' equity	123,826	129,411
Total liabilities and stockholders' equity	$705,976	$672,154